Exhibit 12(b)


        CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
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     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Frontegra Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Frontegra Funds, Inc. for the year ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Frontegra Funds, Inc. for the stated period.


/s/Thomas J. Holmberg, Jr.              /s/William D. Forsyth III
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Thomas J. Holmberg, Jr.                 William D. Forsyth III
Co-President, Frontegra Funds, Inc.     Co-President and Treasurer,
                                        Frontegra Funds, Inc.
Dated:  September 4, 2007
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This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Frontegra Funds, Inc. for purposes of the Securities Exchange Act of 1934.